NOTE Loan Number 95-1571

1. BORROWER'S PROMISE TO PAY

In return for a loan that I have received, I promise to pay U.S. $74,575.00 (this amount is called "principal"), plus interest, to the order of the Lender. The Lender is DEWITT PROPERTIES, INC., AN OREGON CORPORATION, DBA TREO FUNDING. I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder.

2. INTEREST

Interest will be charged on unpaid principal until the full amount of principal has been paid. I will pay interest at a yearly rate of 8.875%.

The interest rate required by this Section 2 is the rate I will pay both before and after any default described in Section 6(8) of this Note.

3. PAYMENTS

(A) Time and Place of Payments

I will pay principal and interest by making payments every month.

I will make my monthly payments on the 1ST day of each month beginning on NOVEMBER 1, 1995. I will make these payments every month until I have paid all of the principal and interest and any other charges described below that I may owe under this Note. My monthly payments will be applied to interest before principal. If, on OCTOBER 1, 2025, I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "maturity date."

I will make my monthly payments at 4550 S.W. KRUSE WAY, SUITE 265, LAKE OSWEGO, OREGON 97035 or at a different place if required by the Note I folder..

(B) Amount of Monthly Payments

My monthly payment will be in the amount of U.S. $593.35.

4. BORROWER'S RIGHT TO PREPAY

I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment." When I make a prepayment, I will tell the Note Holder in writing that I am doing so.

I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date or in the amount of my monthly payment unless the Note Holder agrees in writing to those changes.

5. LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest 9f other loan charges collected or to be collected in connection with this loan exceed the permitted limits. then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note holder may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction Will be treated as a partial prepayment.

6. BORROWER'S FAILURE TO PAY AS REQUIRED

(A) Late Charge for Overdue Payments

If the Note Holder has not received the full amount of any monthly payment by the end of 15 calendar days after the date it is due, I Will pay a late charge to the Note Holder. The amount of the charge will be 5.0 % of my overdue payment of principal and interest. I will pay this charge promptly but only once on each late payment.

(B) Default

If I do not pay the full amount of each monthly payment on the date it is due, I will be in default.

(C) Notice of Default

If I am in default. the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of principal which has not been paid and all the interest that I owe on that amount. Thai date must be at least 30 days after the date on which the notice Is delivered or mailed to me.

(D) No Waiver By Note Holder

Even if, al a time when I am in default. The Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have The right to do so if I am in default at a later time.

(E) Payment of Note Holder's Costs and Expenses

If the Note Holder has required me to pay immediately in full as described above. the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include. for example, reasonable attorneys' fees.

7. GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property Address above or at a different address if I give the Note Holder a notice of my different address.

Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note 1I0lder at the address stated in Section 3(A) above or at a different address if. am given a notice of that different address.

8. OBLIGATION OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises mad this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this }II is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that anyone of us may required to pay all of the amounts owed under this Note.

9. WAIVERS

I and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

10. UNIFORM SECURED NOTE

This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to Note Holder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the same date this Note, protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment full of all amounts I owe under this Note. Some of those Conditions are described as follows:

Transfer or the Property or a Beneficial Interest In Borrower. If all or any part of the Property or any interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all. sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this ~ period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.

/s/ (Seal)

Kirby Stephens -Borrower

PAY TO THE ORDER OF

WITHOUT RECOURSE

DEWITT PROPERTIES, INC., AN OREGON CORPORATION

DBA TREO FUNDING

.

TAMMI CARPENTER/FUNDER, AUTHORIZED SIGNATOR

WHEN RECORDED MAIL TO:

Treo Funding

4550 S.W. Kruse Way, Suite 265

Lake Oswego, Oregon 97035 (Space Above This Line For Recording Data) Loan Number 95-1571

DEED OF TRUST

THIS DEED OF TRUST ("Security Instrument") is made on SEPTEMBER 26, 1995.

The trustor is KIRBY STEPHENS, A MARRIED MAN AS HIS SOLE AND SEPARATE PROPERTY ("Borrower"). The trustee is INWEST TITLE ("Trustee"). The beneficiary is DEWITT PROPERTIES, INC., AN OREGON CORPORATION, DBA TREO FUNDING, and whose address is 4550 S.W. KRUSE WAY, SUITE 265, LAKE OSWEGO, OREGON 97035 ("Lender"). Borrower owes Lender the principal sum of SEVENTY-FOUR THOUSAND FIVE HUNDRED SEVENTY-FIVE AND 00/100ths Dollars (U.S. $74,575.00). This debt is evidenced by Borrower's note dated the same date as this Security Instrument ("Note"), which provides for monthly payments, with the full debt, if not paid earlier, due and payable on OCTOBER 1, 2025. This Security Instrument secures to Lender: (a) the repayment of the debt evidenced by the Note, with interest, and all renewals, extensions and modifications of the note; (b) the payment of all other sums, with interest, advanced under paragraph 7 to protect the security of this Security Instrument; and (c) the performance of Borrower's covenants and agreements under this Security Instrument and the Note. For this purpose, Borrower irrevocably grants and conveys to Trustee, in trust, with power of sale, the following described property located in WEBER County, Utah:

SEE ATTACHED EXHIBIT "A"

TAX ACCOUNT NO: 22-090-0036

Which has the address of 3615 NORTH WOLF CREEK DRIVE #312, EDEN,

[Street] [City]

Utah 84310 ("Property Address");

[Zip Code]

TOGETHER WITH all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter apart of the property. All replacements and additions shall also be covered by this Security Instrument. All of the foregoing is referred to in this Security Instrument as the "Property."

BORROWER COVENANTS that Borrower is lawfully seized of the Estate hereby conveyed and has the right to grant and convey the Property and that the Property is unencumbered, except for encumbrances of record. Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to any encumbrances or record.

THIS SECURITY INSTRUMENT combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property.

UNIFORM COVENANTS. Borrower and Lender covenant and agree as follows:

1. Payment of Principal and Interest; Prepayment and Late Charges. Borrower shall promptly pay when due the principal of and interest on the debt evidenced by the Note and any prepayment and late charges due under the Note.

2. Funds for Taxes and Insurance. Subject to applicable law or to a written waiver by Lender, borrower shall pay to Lender on the day monthly payments are due under the Note, until the Note is paid in full, a sum ("funds") for: (a) yearly taxes and assessments which may attain priority over the Security Instrument as a lien on the Property; (b) yearly leasehold payments or ground rents on the Property, if any; (c) yearly hazard or Property insurance premiums; (d) yearly flood insurance premiums, if any; (e) yearly mortgage insurance premiums, if any; and (f) any sums payable by Borrower to Lender, in accordance with the provisions of paragraph 8, in lieu of the payment of mortgage insurance premiums. These items are called "Escrow Items." Lender may, at any time, collect and hold Funds in an mount not to exceed the maximum amount a lender for a federally related mortgage loan may require for Borrower's escrow account under the federal Real Estate Settlement Procedures Act of 1974 as amended from time to time, 12 U.S.C. ss 2601 et seq. ("RESPA"), unless another law that applies to the funds sets a lesser amount. IF so, Lender may, at any time, collect and hold Funds in an amount not to exceed the lesser amount. Lender may estimate the amount of Funds due on the basis of current data and reasonable estimates of expenditures of future Escrow Items or otherwise in accordance with applicable law.

The Funds shall be held in an institution whose deposits are insured by a federal agency, instrumentality, or entity (including Lender, if Lender is such an institution) or in any Federal Home Loan Bank. Lender shall apply the Funds to pay the Escrow Items. Lender may not charge Borrower for holding and applying the Funds, annually analyzing the escrow account, or verifying the Escrow Items, unless Lender pays Borrower interest on the Funds and applicable law permits Lender to make such a charge. However, Lender may require Borrower to pay a one-time charge for an independent real estate tax reporting service used by Lender in connection with this loan, unless applicable law provides otherwise. Unless an agreement is made or applicable law requires interest to be paid, Lender shall no1 be required to pay Borrower any interest or earnings on The Funds. Borrower and Lender may agree in writing, however, that interest shall be paid on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds, showing credits and debits to the Funds and the purpose for which each debit to the Funds was made. The Funds are pledged as additional security for all sums secured by this Security Instrument.

If the Funds held by Lender exceed the amounts permitted to be held by applicable law, Lender shall account to Borrower for the excess funds in accordance with the requirements of applicable law. If the amount of the Funds held by Lender at any time is not sufficient to pay the Escrow Items when due, Lender may so notify Borrower in writing, and, in such case Borrower shall pay to Lender the amount necessary to make up the deficiency. Borrower shall make up the deficiency in no more than twelve monthly payments, at Lender's sole discretion.

Upon payment in full of all sums secured by this Security Instrument, Lender shal1 promptly refund to Borrower any Funds held by Lender. If, under paragraph 21, Lender shall acquire or sel1 the Property, Lender, prior to the acquisition or sale of the Property, shall apply any Funds held by Lender at the time of acquisition or sale as a credit against the sums secured by this Security Instrument.

3. Appl1cation of Payments. Unless applicable law provides otherwise, al1 payments received by Lender under paragraphs 1 and 2 shall be applied: first, to any prepayment charges due under the Note; second, to amounts payable under , paragraph 2; third, to interest due; fourth, to principal due; and last, to any late charges due under the Note.

4. Charges; Liens. Borrower shall pay al1 taxes, assessments, charges, fines and impositions attributable to the Property i which may attain priority over this Security Instrument, and leasehold payments or ground rents, if any. Borrower shal1 pay' these obligations in the manner provided in paragraph 2, or if not paid in that manner, Borrower shal1 pay them on time directly to the person owed payment. Borrower shall promptly furnish to Lender al1 notices of amounts to be paid under this paragraph. If Borrower makes these payments directly, Borrower shall promptly furnish to Lender receipts evidencing the payments.

Borrower shal1 promptly discharge any lien which has priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender; (b) contests in good faith the lien by, or defends against enforcement of the lien in, legal proceedings which in the Lender's opinion operate to prevent the enforcement of the lien; or (c;:) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property is subject to alien which may attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien. Borrower shall satisfy the lien or take ~ one or more of the actions set forth above within 10 days of the giving of notice.

5. Hazard or Property Insurance. Borrower shal1 keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term "extended coverage" and any other hazards, including floods or flooding, for which Lender requires insurance. This insurance shall be maintained in the amounts and for the periods that Lender requires. The insurance carrier providing the insurance shall be chosen by Borrower subject to Lender's approval which shall not be unreasonably withheld. If Borrower fails to maintain coverage described above, Lender may, at Lender's option, obtain coverage to protect Lender's rights in the Property in accordance with paragraph 7.

All insurance policies and renewals shal1 be acceptable to Lender and shal1 include a standard mortgage clause. Lender shall have the right to hold the policies and renewals. If Lender requires, Borrower shall promptly give to Lender all receipts of paid premiums and renewal notices. In the event of loss, Borrower shal1 give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

Unless Lender and Borrower otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, if the restoration or repair is economically feasible and Lender's security is not lessened. If the restoration or repair is not economically feasible or Lender's security would be lessened, the insurance proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Borrower. If Borrower abandons the Property, or does not answer within 30 days a notice from Lender that the insurance carrier has offered to settle a claim,. then Lender may collect the insurance proceeds. Lender may use the proceeds to repair or restore the Property or to pay sums secured by this Security Instrument, whether or not then due. The 30-day period wil1 begin when the notice is given.

Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shal1 not extend or postpone the due date of the monthly payments referred to in paragraphs 1 and 2 or change the amount of the payments. If under paragraph 21 the Property is acquired by Lender, Borrower's right to any insurance policies and proceeds resulting from damage to the Property prior to the acquisition shall pass to Lender to the extent of the sums secured by this Security Instrument immediately prior to the acquisition.

6. Occupancy, Preservation. Maintenance and Protection or the Property; Borrower's Loan Application; Leaseholds. Borrower shal1 occupy, establish, and use the Property as Borrower's principal residence within sixty days after the execution of this Security Instrument and shall continue to occupy the Property as Borrower's principal residence for at least one year after the date pf occupancy, unless Lender otherwise agrees in writing, which consent shall not be unreasonably withheld, or unless extenuating circumstances exist which are beyond Borrower's control. Borrower shal1 not destroy, damage Of impair the Property, allow the Property to deteriorate, or commit waste on the Property. Borrower shal1 be in default if any forfeiture action or proceeding, whether civil or criminal, is begun that in Lender's good faith judgment could result in forfeiture of the Property or otherwise materially impair the lien created by this Security Instrument or Lenders security interest. Borrower may cure such a default and reinstate, as provided in paragraph 18, by causing the action or proceeding to be dismissed with a ruling that, in Lender's good faith determination, precludes forfeiture of the Borrower's interest in the Property or other material impairment of the lien created by this Security Instrument or Lender's security interest. Borrower shall also be in default if Borrower, during the loan application, gave materially false or inaccurate information or statements to Lender (or failed to provide Lender with any material information) in connection with the loan evidenced by the Note, including, but not limited to, representations concerning Borrower's occupancy of the Property as a principal residence. If this Security Instrument is on a leasehold, Borrower shall comply with all the provisions of the lease. If Borrower acquires fee title to the Property, the leasehold and the fee title shall not merge unless Lender agrees to the merger in writing.

7. Protection of the Lender's Rights in the Property. If Borrower fails to perform the covenants and agreements contained in this Security Instrument, or there is a legal proceeding that may significantly affect Lender's rights in the Property (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture or to enforce laws or regulations), then Lender may do and pay for whatever is necessary to protect the value of the Property and Lender's rights in the Property. Lender's actions may include paying any sums secured by a lien which has priority over this Security Instrument, appearing in court, paying reasonable attorneys' fees and entering on the Property to make repairs. Although Lender may take action under this paragraph 7, Lender does not have to do so.

Any amounts disbursed by Lender under this paragraph 7 shall become additional debt of Borrower secured by this Security Instrument. Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Note rate and shall be payable, with interest, upon notice from Lender to Borrower requesting payment.

8. Mortgage Insurance. If Lender required mortgage insurance as a condition of making the loan secured by this Security Installment, Borrower shall pay the premiums required to maintain the mortgage insurance in effect. If, for any reason. the mortgage insurance coverage required by Lender lapses or ceases to be in effect, Borrower shall pay the premiums required to obtain coverage substantially equivalent to the mortgage insurance previously in effect, at a cost substantially equivalent to the cost to Borrower of the mortgage insurance previously in effect, from an alternate mortgage insurer approved by Lender. If substantially equivalent mortgage insurance coverage is not available, Borrower shall pay to Lender each month a sum equal to one-twelfth of the yearly mortgage insurance premium being paid by Borrower when the insurance coverage lapsed or ceased to be in effect. Lender will accept. use and retain these payments as a loss reserve in lieu of mortgage insurance. Loss reserve payments may no longer be required, at the option of Lender, if mortgage insurance coverage (in the amount and for the period that Lender requires) provided by an insurer approved by Lender again becomes available and is obtained. Borrower shall pay the premiums required to maintain mortgage insurance in effect. or to provide a loss reserve, until the requirement for mortgage insurance ends in accordance with any written agreement between Borrower and Lender or applicable law.

9. Inspection. Lender or its agent may make reasonable entries upon anual inspections of the Property. Lender shall give Borrower notice at the time of or prior to an inspection specifying reasonable cause for the inspection.

10. Condemnation. The proceeds of any award or claim for damages. direct or consequential. in connection with any condemnation or other taking of any part of the Property. or for conveyance in lieu of condemnation. are hereby assigned and shall be paid to lender.

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Security Instrument. whether or not then due. with any excess paid to Borrower. In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is equal to or greater than the amount of the sums secured by this Security Instrument immediately before the taking. unless Borrower and Lender otherwise agree in writing, the sums secured) by this Security Instrument shall be reduced by the amount of the proceeds multiplied by the following fraction: (a) the total amount of the sums secured immediately before the taking. divided by (b) the fair market value of the Property immediately before the taking. Any balance shall be paid to Borrower. In the event of a partial taking of the Property in which the fair market value of the Property immediately before the taking is less than the amount of the sums secured immediately before the taking, unless Borrower and Lender otherwise agree in writing or unless applicable law otherwise provides, the proceeds shall be applied to the sums secured by this Security Instrument whether or not the sums are then due.

If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages. Borrower fails to respond to Lender within 30 days after the date the notice is given, Lender is authorized to collect and apply the proceeds, at its option, either to restoration or repair of the Property or to the sums secured by this Security Instrument. whether or not then due.

Unless Lender and Borrower otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the monthly payments referred to in paragraphs I and 2 or change the amount of such payments.

11. Borrower Not Released; Forbearance By Lender Not a Waiver. Extension of the time for payment or modification j of amortization of the sums secured by this Security Instrument granted by Lender to any successor in interest of Borrower shall not operate to release the liability of the original Borrower or Borrower's successors in interest. Lender shall not be required to commence proceedings against any successor in interest or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or Borrower's successors in interest. Any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

12. Successors and Assigns Bound; Joint and Several Liability; Co-signers. The covenants and agreements of this Security Instrument shall bind and benefit the successors and assigns of Lender and Borrower. subject to the provisions of paragraph 17. Borrower's covenants and agreements shall be joint and several. Any Borrower who co-signs this Security Instrument but does not execute the Note: (a) is co-signing this Security Instrument only to mortgage, grant and convey that Borrower's interest in the Property under the terms of this Security Instrument; (b) is not personally obligated to pay the sums secured by this Security Instrument; and (c) agrees that Lender and any other Borrower may agree to extend. modify , forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without that Borrower's consent.

13. Loan Charges. If the loan secured by this Security Instrument is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under the Note or by making a direct payment to Borrower. If a refund reduces principal. the reduction will be treated as a partial prepayment without any prepayment charges under the Note.

14. Notices. Any notice to Borrower provided for in this Security Instrument shall be given by delivering it or by mailing it by first class mail unless applicable law requires use another method. The notice shall be directed to the Property Address or any other address Borrower designates by notice Lender. Any notice to Lender shall be given by first class mail to Lender's address stated herein or any other address Lender designates by notice to Borrower. Any notice provided for in this Security Instrument shall be deemed to have been given to Borrower or Lender when given as provided in this paragraph.

15. Governing Law; Severability. This Security Instrument shall be governed by federal law and the law of jurisdiction in which the Property is located. In the event that any provision or clause of this Security Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Security Instrument or the Note , be given effect without the conflicting provision. To this end the provisions of this Security Instrument and the declared to be severable.

16. Borrower's Copy. Borrower shall be given one conformed copy of the Note and of this Security Instrument.

17. Transfer of the Property or a Beneficial Interest in Borrower. If all or any part of the Property or any interest is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal the date of this Security Instrument.

If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may in remedies permitted by this Security Instrument without further notice or demand on Borrower.

18. Borrower's Right to Reinstate. If Borrower meets certain conditions, Borrower shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earlier of: (a) 5 days (or such other I applicable law may specify for reinstatement) before sale of the Property pursuant to any power of sale contained in this Security Instrument; or (b) entry of a judgment enforcing this Security Instrument. Those conditions are that Borrower (a) pays Lender all sums which then would be due under this Security Instrument and the Note as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (c) pays all expenses incurred in enforcing this Instrument, including, but not limited to, reasonable attorneys' fees; and (d) takes such action as Lender may reasonably require to assure that the lien of this Security Instrument, Lender's rights in the Property and Borrower's obligation to pay the sums secured by this Security Instrument shall continue unchanged. Upon reinstatement by Borrower, this Instrument and the obligations secured hereby shall remain fully effective as if no acceleration had occurred. Howe right to reinstate shall not apply in the case of acceleration under paragraph 17.

19. Sale of Note; Change of Loan Servicer. The Note or a partial interest in the Note (together with this, Instrument) may be sold one or more times without prior notice to Borrower. A sale may result in a change in entity (known as the "Loan Servicer") that collects monthly payments due under the Note and this Security Instrument. There may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan S Borrower will be given written notice of the change in accordance with paragraph 14 above and applicable law. The notice will state the name and address of the new Loan Servicer and the address to which payments should be made. The not also contain any other information required by applicable law.

20. Hazardous Substances. Borrower shall not cause or permit the presence, use, disposal, storage, or release Hazardous Substances on or in the Property. Borrower shall not do, nor allow anyone else to do, anything affecting the Property that is in violation of any Environmental Law. The preceding two sentences shall not apply to the presence, storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to residential uses and to maintenance of the Property.

Borrower shall promptly give Lender written notice of any investigation, claim, demand, lawsuit or other action governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Envirol1 Law of which Borrower has actual knowledge. If Borrower learns, or is notified by ally governmental or regulatory au~ that any removal or other remediation of any Hazardous Substance affecting the Property is necessary , Borrow( promptly take all necessary remedial actions in accordance with Environmental Law.

As used in this paragraph 20, "Hazardous Substances" are those substances defined as toxic or hazardous substance Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As in this paragraph 20, "Environmental Law" means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection.

NON-UNIFORM COVENANTS. Borrower and Lender further covenant and agree as follows:

21. Acceleration; Remedies. Lender shall give notice to Borrower prior to acceleration following Borrower's breach of any covenant or agreement in this Security Instrument (but not prior to acceleration under paragraph 17 unless applicable law provides otherwise). The notice shall specify: (a) the default; (b) the action required to cure the default; (c) a date not less than 30 days from the date the notice is given to Borrower, by which the default must be cured; and (d) that failure to cure the default on or before the date specified ill the notice may result in acceleration of the sums secured by this Se Instrument and sale of the Property. The notice shall further inform Borrower of the right to reinstate after acceleration and the right to bring a court action to assert the non-existence of a default or any other defense or Borrower, acceleration and sale. If the default is not cured on or before the date specified in the notice, Lender, at its option require immediate payment in full of all slims secured by tills Security Instrument without further demand and may Ii the power of sale and any other remedies permitted by applicable law. Lender shall be entitled to collect all expenses incurred in pursuing the remedies provided in this paragraph 21 including, but not limited to, reasonable attorneys and costs of title evidence.

If the power of sale is invoked, Trustee shall execute a written notice of the occurrence of an event of default and of the election to cause the Property to be sold and shall record such notice in each county in which any part of the Property is located. Lender or Trustee shall mail copies of such notice in the manner prescribed by applicable law to Borrower a the other persons prescribed by applicable law. Trustee shall give public notice or the sale to the persons and in the manner prescribed by applicable law. After the time required by applicable law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Trustee determines. Trustee may in accordance with applicable law, post sale or all of any parcel of the Property by public announcement at the time and place of any previously scheduled sale. Lender or its designee may purchase the Property at any sale.

Trustee shall deliver to the purchase Trustee's deed conveying the Property without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (1) to all expenses of the sale, including, but not limited to, reasonable Trustee's and attorney's fees; (b) to all sums secured by this Security Instrument; and (c) any excess to the person or persons legally entitled to it or to the county clerk of the county in which the sale took place.

22. Reconveyance. Upon payment of all sums secured by this Security Instrument, Lender shall request Trustee to reconvey the property and shall surrender this Security Instrument to Trustee. Trustee shall reconvey the Property without warranty to the person or persons legally entitled to it Such person or persons shall pay any recordation costs. Lender may charge such person or persons a fee for reconveying the (Properly, but only if the fee is paid to a third party (such as the Trustee) for services rendered and the charging of the fee if permitted under applicable law.

23. Substitute Trustee. Lender, at its option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder. Without conveyance of the Properly, the successor trustee shall succeed to all the title, power and duties conferred upon Trustee herein and by applicable law.

24. Request for Notices. Borrower requests that copies of the notices of default and sale be sent to Borrower's address which is the Properly Address.

25. Riders to this Security Instrument. If one or more riders are executed by Borrower and recorded together with this Security Instrument, the covenants and agreements of each such rider shall be incorporated into and shall amend and supplement the covenants and agreements of this Security Instrument as if the rider(s) were a party of this Security Instrument.

[Check applicable box(es)]

[ ]Adjustable Rate Rider [x]Condominium Rider [ ]1-4 Family Rider

[ ]Graduated Payment Rider [ ]Planned Unit Development Rider [ ]Biweekly Payment Rider [ ]Balloon Rider [ ]Rate Improvement Rider [ ]Second Home Rider [ ]Other(s) [specify]

By SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Security Instrument and in any rider(s) executed by Borrower and recorded with it.

Witnesses:

/s/ (Seal)

Kirby Stephens Borrower

STATE OF UTAH, WEBER County ss:

On this day of personally appeared before me KIRBY STEPHENS, the signer(s) of the above instrument, who duly acknowledged to me that executed the same.

My Commission expires:

Notary Public residing at:

REQUEST FOR RECONVEYANCE TO TRUSTEE:

The undersigned is the holder of the note or notes secured by this Deed of Trust. Said note or notes, together with all other indebtedness secured by this Deed of Trust, have been paid in full. You are hereby directed to cancel said note or notes and this Deed of Trust, which are delivered hereby, and to reconvey, without warranty, all the estate now held by you under this Deed of Trust to the person or persons legally entitled thereto.

Date:

EXHIBIT A

UNIT NO. 312, IN BUILDING 3, CONTAINED WITHIN THE WOLF LODGE CONDOMINIUM PROJECT, PHASE I, (AN EXPANDABLE CONDOMINIUM PROJECT) AS THE SAME IS IDENTIFIED IN RECORD SURVEY MAP RECORDED IN THE WEBER COUNTY RECORDER'S OFFICE, STATE OF UTAH, IN BOO~ 25 OF PLATS, PAGES 65-67, AND IN THE DECLARATION OF CONDOMINIUM OF THE WOLF LODGE

CONDOMINIUM PROJECT, PHASE I, RECORDED OCTOBER 4, 1983, AS ENTRY NO. 891900, IN BOOK 1433, PAGES 969-998, RECORDS OF WEBER COUNTY, UTAH, AND AMENDED MAY 23, 1984, AS ENTRY NO.909444, BOOK 1446, PAGE 2061, AND AMENDED MAY 15, 1990, AS ENTRY NO.1108865, BOOK 1580, PAGE 1627.

CONDOMINIUM RIDER Loan No.95-1571

THIS CONDOMINIUM RIDER is made this 26TH day of SEPTEMBER, 1995, and is incorporated into and shall be deemed to amend and supplement the Mortgage, Deed of Trust or Security Deed (the "Security Instrument") of the same date given by the undersigned (the "Borrower") to secure Borrower's Note to DEWITT PROPERTIES, INC., AN OREGON CORPORATION, DBA TREO FUNDING (the "Lender") of the same date and covering the Property described in the Security Instrument and located at:

3615 NORTH WOLF CREEK DRIVE, #312, EDEN, UTAH 84310

[Property Address]

The Property includes a unit in, together with an undivided interest in the common elements of, a condominium project known as:

WOLF LODGE

[Name of Condominium Project]

(the "Condominium Project"). If the owners association or other entity which acts for the Condominium Project (the "Owners Association") holds title to property for the benefit or use of its members or shareholders, the Property also includes Borrower's interest in the Owners Association and the uses, proceeds and benefits of Borrower's interest.

CONDOMINIUM COVENANTS. In addition to the covenants and agreements made in the Security Instrument, Borrower and Lender further covenant and agree as follows:

A. Condominium Obligations. Borrower shall perform all of Borrower's obligations under the Condominium Project's Constituent Documents. The "Constituent Documents" are the: (i) Declaration or any other document which creates the Condominium Project; (ii) by-laws; (iii) code of regulations; and (iv) other equivalent documents. Borrower shall promptly pay, when due, all dues and assessments imposed pursuant to the Constituent Documents.

B. Hazard Insurance. So long as the Owners Association maintains, with a generally accepted insurance carrier, a "master" or "blanket" policy on the Condominium Project which is satisfactory to Lender and which provides insurance coverage in the amounts, for the periods, and against the hazards Lender requires, including fire and hazards included within the term "extended coverage, " then:

(i) Lender waives the provision in Uniform Covenant 2 for the monthly payment to Lender of the yearly premium installments for hazard insurance on the Property; and

(ii) Borrower's obligation under Uniform Covenant 5 to maintain hazard insurance coverage on the Property is deemed satisfied to the extent that the required coverage is provided by the Owners Association policy.

Borrower shall give Lender prompt notice of any lapse in required hazard insurance coverage.

In the event of a distribution of hazard insurance proceeds in lieu of restoration or repair following a loss to the Property, whether to the unit or to common elements, any proceeds payable to Borrower are hereby assigned and shall be paid to Lender for application to the sums secured by the Security Instrument, with any excess paid to Borrower.

C. Public Liability Insurance. Borrower shall take such actions as may be reasonable to insure that the Owners Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender.

D. Condemnation. The proceeds of any award or claim for damages, direct or consequential, payable to Borrower in connection with any condemnation or other taking of all or any part of the Property, whether of the unit or of the common elements, or for any conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender. Such proceeds shall be applied by Lender to the sums secured by the Security Instrument as provided in Uniform Covenant 10.

E. Lender's Prior Consent. Borrower shall not, except after notice to Lender and with Lender's prior written consent, either partition or subdivide the Property or consent to:

(i) the abandonment or termination of the Condominium Project, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) any amendment to any provision of the Constituent Documents if the provision is for the express benefit of Lender;

(iii) termination of professional management and assumption of self-management of the Owners Association; or

(iv) any action which would have the effect of rendering the public liability insurance coverage maintained by the Owners Association unacceptable to Lender.

F. Remedies. If Borrower does not pay condominium dues and assessments when due, then Lender may pay them. Any amounts disbursed by Lender under this paragraph F shall become additional debt of Borrower secured by the Security Instrument. Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Note rate and shall be payable, with interest, upon notice from Lender to Borrower requesting payment.

By SIGNING BELOW, Borrower accepts and agrees to the terms and provisions contained in this Condominium Rider.

/s/ (Seal)

Kirby Stephens -Borrower